Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

On January 2, 2026, Legence Corp. (“Legence” or the “Company”) completed the acquisition of The Bowers Group, Inc. (“Bowers”) pursuant to the Equity Purchase Agreement dated November 13, 2025 (the “Purchase Agreement”) (the “Acquisition”). Bowers and its subsidiaries operate a business providing specialty mechanical contracting and related services to general contractors and building owners. The Acquisition and related financing transactions are described in the Company’s current report on Form 8-K filed on January 2, 2026. The Acquisition has been accounted for as a business combination in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), with Legence as the accounting acquirer. The unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”) has also been adjusted for other significant events during the periods, further described below, which reflect the application of the accounting required by U.S. GAAP, linking the effects of these events to the Company’s historical consolidated financial statements.

Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X (as amended by SEC Release No. 33-10786) (“Article 11”). In addition to the Acquisition, the Company had other significant events during the periods which included a series of organizational transactions (the “Corporate Reorganization”), Initial Public Offering (“IPO”) and related financing transactions which are further described below. The Pro Forma Financial Information is intended to show how the Acquisition, Corporate Reorganization, IPO and related financing transactions (collectively, the “Transactions”) might have affected the Company’s historical financial position and results of operations; it is not necessarily indicative of future results. The Pro Forma Financial Information was derived from the historical financial statements of Legence and Bowers and reflects adjustments depicting the accounting for i) Legence’s Corporate Reorganization, IPO, related repayment of outstanding indebtedness and grant of restricted stock unit and stock options in connection with the offering (the “Corporate Reorganization and Offering Transactions”) ii) the Acquisition and iii) the financing arrangements entered in connection with the Acquisition.

The Pro Forma Financial Information should be read in conjunction with (i) Legence’s historical financial statements and related notes included or incorporated by reference in the Company’s registration statement filed pursuant to Rule 424(b)(4) on September 15, 2025 (the “Prospectus”), and Legence’s historical financial statements and related notes included in the Company’s Form 10-Q for the third quarter filed on November 14, 2025, and (ii) the historical financial statements and related notes of Bowers included in this filing.

The unaudited pro forma condensed combined balance sheet is as of September 30, 2025. It contains the historical financial position of Legence that already reflected the Corporate Reorganization and Offering Transactions and the audited historical balance sheet of Bowers. It is presented to reflect adjustments depicting accounting for the Acquisition and related financing as if the Acquisition closed on September 30, 2025.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are presented to reflect adjustments depicting the accounting for the Acquisition, the related financing agreement, and the Corporate Reorganization and Offering Transactions made on the unaudited pro forma condensed combined balance sheet assuming the Acquisition closed on January 1, 2024.

The following Pro Forma Financial Information gives effect to the Transactions, which includes adjustments for the following:

•	The Company’s Corporate Reorganization and IPO, including the grant of restricted stock units and stock options and the repayment of indebtedness in connection with the IPO; and

•	The alignment of the Bowers financial statements to conform with Legence financial statement presentation and accounting policies; and

•	The application of the acquisition method of accounting under the provision of ASC 805 and to reflect estimated consideration transferred of approximately $435.0 million; and

•	The proceeds and uses of the financing arrangements entered in connection with the Acquisition; and

•	Non-recurring costs incurred and expected to be incurred in connection with the Acquisition; and

•	The allocation between noncontrolling interest (“NCI”) and Legence stockholders due to the Acquisition and related financing.

The pro forma adjustments are based on available information and upon assumptions that Legence management believes are reasonable to reflect, on a pro forma basis, the effect of Transactions on the historical financial information of Legence. The adjustments are described in the notes to the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations.

The Pro Forma Financial Information is presented for informational purposes only and does not purport to represent the actual results of operations or financial position that would have occurred had the Transactions been completed on the dates indicated, nor is it necessarily indicative of the results to be expected in any future period.

The Corporate Reorganization and Offering Transactions

On September 11, 2025, the Securities and Exchange Commission declared effective Legence Corp.’s registration statement on Form S-1 relating to its IPO. The Company’s Class A common stock (“Class A Common Stock”) commenced trading on the Nasdaq Global Select Market on September 12, 2025, and the IPO closed on September 15, 2025. The Company issued and sold 29,487,627 shares of Class A Common Stock, including shares issued upon the partial exercise of the underwriters’ option to purchase additional shares, at a public offering price of $28.00 per share, resulting in net proceeds of approximately $780.2 million after underwriting discounts and commissions.

In connection with the IPO, the Company completed a series of organizational transactions that resulted in an Umbrella Partnership-C Corporation (“UP-C”) structure, under which Legence Corp. became the managing member of Legence Holdings, LLC (“Legence Holdings”) The Company contributed the net proceeds from the IPO to Legence Holdings in exchange for newly issued limited liability company interests, and Legence Holdings used the proceeds to pay offering-related costs and repay outstanding indebtedness. Following the Corporate Reorganization and the IPO, Legence consolidates Legence Holdings and reports noncontrolling interest representing the equity interests in Legence Holdings not owned by the Company.

The Acquisition

On November 13, 2025, Legence, together with its wholly owned subsidiary, Legence Subsidiary Holdings, LLC, a Delaware limited liability company (the “Purchaser”), entered into a Purchase Agreement with Bowers, and with the Wayne E. Bowers Revocable Living Trust, the Quiet Harbor Trust, and The David O’Donnell Revocable Trust dated November 15, 2008 (each, a “Seller” and collectively, the “Sellers”).

Under the terms of the Purchase Agreement, the parties undertook a series of reorganization steps whereby (i) the Sellers caused Bowers and certain of its subsidiaries to convert into Maryland limited liability companies, (ii) the Sellers contributed 100% of their equity interests in Bowers (the “Bowers Interests”) to a newly formed Delaware limited liability company (“NewCo”), wholly owned by the Sellers, and (iii) NewCo joined the Purchase Agreement as a party (collectively, the “Bowers Reorganization”).

On January 2, 2026 (the “Closing Date”), Legence completed the acquisition of all the outstanding Bowers Interests from NewCo pursuant to the terms and conditions of the Purchase Agreement. At the closing of the Acquisition, the Company paid aggregate consideration consisting of:

•	Approximately $291.4 million paid in cash, subject to customary post-closing purchase price adjustments; and

•	2,551,672 shares of Legence Class A Common Stock with a preliminary fair value of approximately $98.6 million, which includes a discount due to certain lock-up and other provisions; and

•	Deferred consideration with a preliminary fair value of $44.9 million, payable on December 31, 2026, in cash, Class A Common Stock, or a combination thereof, at Legence’s discretion.

The shares of Class A Common Stock issued in the Acquisition are subject to applicable restrictive legends under the Securities Act of 1933, as amended, and are subject to a contractual lock-up on transfers, subject to specified exceptions, through and including March 10, 2026.

Concurrently, Legence Holdings amended its existing credit agreement to add an incremental term loan of $200.0 million that was drawn in full at closing of the Acquisition. The incremental term loan proceeds, together with cash on hand and borrowings under the revolving credit facility, were used to fund cash consideration and transaction-related fees and expenses.

Legence Corp.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2025

(in thousands, except par value amounts)
	Legence Corp. (Historical)	The Bowers Group, Inc. (Historical) Adjusted (Note 2)	Transaction Accounting Adjustments	Notes	Pro Forma Combined for Transaction Accounting Adjustments	Financing Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	176,034	56,986	(291,411)	4B	(63,502)	195,917	4L	132,415
			(5,111)	4F		—
Accounts receivable, net	588,433	147,362	—		735,795	—		735,795
Contract assets, net	234,302	63,686	—		297,988	—		297,988
Prepaid expenses and other current assets	39,038	3,785	—		42,823	—		42,823

Total Current assets	1,037,807	271,819	(296,522)		1,013,104	195,917		1,209,021
Property and equipment, net of accumulated depreciation	81,094	6,735	6,120	4C	95,850	—		95,850
			1,901	4K
Operating lease right-of-use assets	106,469	17,036	3,000	4E	129,705	—		129,705
			3,200	4J
Goodwill	782,931	—	(105,125)	4A	820,590	—		820,590
			434,987	4B		—
			(6,120)	4C		—
			(302,200)	4D		—
			(3,000)	4E		—
			5,272	4G		—
			14,433	4H		—
			(588)	4J
Intangible assets, net	562,361	—	302,200	4D	864,561	—		864,561
Other assets	29,607	6,033	(5,272)	4G	30,368	—		30,368

Total	1,562,462	29,804	348,808		1,941,074	—		1,941,074

Total Assets	2,600,269	301,623	52,286		2,954,178	195,917		3,150,095

LIABILITIES
Current liabilities
Accounts payable	224,256	68,249	(250)	4F	292,255	53	4L	292,308
Accrued compensation and benefits	89,832	—	23,398	4H	113,230	—		113,230
Accrued and other current liabilities	25,659	33,849	44,941	4B	104,449	—		104,449
Contract liabilities	285,894	76,776	—		362,670	—		362,670
Current portion of operating lease liabilities	18,051	3,701	852	4J	22,604	—		22,604
Current portion of long-term debt	16,301	—	824	4K	17,125	—		17,125

Total Current liabilities	659,993	182,575	69,765		912,333	53		912,386
Long-term debt, net of current portion	812,628	—	1,077	4K	813,705	198,991	4L	1,012,696
Operating lease liabilities, net of current portion	94,568	13,923	1,760	4J	110,251	—		110,251
Tax receivable agreement liability - related party	146,474	—	—		146,474	—		146,474
Deferred tax liabilities, net	41,543	—	—		41,543	—		41,543
Other long-term liabilities	17,590	—	—		17,590	—		17,590

Total	1,112,803	13,923	2,837		1,129,563	198,991		1,328,554

Total Liabilities	1,772,796	196,498	72,602		2,041,896	199,044		2,240,940

EQUITY
Stockholders’ equity
Class A common stock $ 0.01 par value	585	—	26	4B	611	—		611
Class B common stock $ 0.01 par value	467	—	—		467	—		467
Common stock $ 0.01 par value - Voting	—	9	(9)	4A	—	—		—
Common stock $ 0.01 par value - Nonvoting	—	32	(32)	4A	—	—		—
Additional paid-in capital	664,299	3,376	(3,376)	4A	737,174	—		737,174
			98,609	4B		—
			(25,734)	4I		—
Accumulated deficit	(277,228)	101,708	(101,708)	4A	(291,054)	(3,127)	4L	(294,181)
			(4,861)	4F		—
			(8,965)	4H		—
Accumulated other comprehensive (loss) income	(248)	—	(5)	4I	(253)	—		(253)

Total Stockholders’ equity	387,875	105,125	(46,055)		446,945	(3,127)		443,818
Noncontrolling interests	439,598	—	25,739	4I	465,337	—		465,337

Total Equity	827,473	105,125	(20,316)		912,282	(3,127)		909,155

Total liabilities and equity	2,600,269	301,623	52,286		2,954,178	195,917		3,150,095

See accompanying notes to unaudited pro forma condensed combined financial information

Legence Corp.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2025

(in thousands, except per share data)

	Legence Corp. (Historical)	Corporate Reorganization and Offering Adjustments (Note 3)	Notes	Legence Corp. (Historical) Adjusted	The Bowers Group, Inc. (Historical) - Adjusted (Note 2)	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined
Revenue	$1,812,849	—		1,812,849	640,520	(2,950)	4II	—		2,450,419
Cost of revenue	1,424,412	1,438	3H	1,425,850	520,357	31	4GG	—		1,943,291
		—				(2,950)	4II	—
						3	4KK

Gross profit	388,437	(1,438)		386,999	120,163	(34)		—		507,128
Selling, general and administrative	227,814	5,275	3H	233,089	54,808	453	4DD	—		295,059
	—	—		—	—	3,643	4EE	—		—
	—	—		—	—	3,015	4GG	—		—
						51	4KK			—
Depreciation and amortization	75,619	—		75,619	1,311	1,801	4AA	—		116,812
	—	—		—	—	37,951	4BB	—		—
						130	4KK
Acquisition-related costs	971	—		971	—	—		—		971
Loss (gain) on sale of property and equipment	(199)	—		(199)	—	—		—		(199)
Equity in earnings of joint venture	(848)	—		(848)	—	—		—		(848)

Income (loss) from operations	85,080	(6,713)		78,367	64,044	(47,078)		—		95,333
Interest expense, net of capitalized interest	88,228	(50,710)	3G	37,518	—	32	4KK	10,501	4LL	48,051
Interest income	(2,588)	—		(2,588)	(1,893)	—		—		(4,481)
Loss on debt extinguishment	5,685	(5,685)	3I	—	—	—		—		—
Credit agreement amendment fees	2,990	—		2,990	—	—		—		2,990
Other income, net	(268)	—		(268)	(29)	—		—		(297)

Total Other expenses, net	94,047	(56,395)		37,652	(1,922)	32		10,501		46,263

Income (loss) before income tax	(8,967)	49,682		40,715	65,966	(47,110)		(10,501)		49,070
Income tax expense	13,662	(2,921)	3E	10,741	3,950	(519)	4FF	(1,544)	4MM	12,628

Net income (loss)	(22,629)	52,603		29,974	62,016	46,591		(8,957)		36,442
Net income (loss) attributable to noncontrolling interests	4,430	10,518	3F	14,948	—	7,655	4JJ	(4,550)	4NN	18,053

Net income (loss) attributable to Legence	(27,059)	42,085		15,026	62,016	(54,246)		(4,407)		18,389

	Period from September 12, 2025 to September 30, 2025(1)
Weighted Average Class A Common Shares:
Basic	58,511								5	62,516
Diluted	58,511								5	62,855
(Loss) Earnings per share
Basic	(0.02)								5	0.29
Diluted	(0.02)								5	0.29

(1)

The Legence historical computation of basic and diluted earnings per share of Class A Common Stock represents the period from September 12, 2025 to September 30, 2025, the period where the Company had Class A Common Stock and Class B Common Stock outstanding. Prior to the IPO, Legence Holdings was a single-member limited liability company and did not present earnings per share.

See accompanying notes to unaudited pro forma condensed combined financial information.

Legence Corp.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year ended December 31, 2024

(in thousands, except per share data)

	Legence Holdings (Historical)	Corporate Reorganization and Offering Adjustments (Note 3)	Notes	Legence Corp. Adjusted	The Bowers Group, Inc. (Historical) - Adjusted (Note 2)	Transaction Accounting Adjustments	Notes	Financing Adjustments	Notes	Pro Forma Combined
Revenue	2,098,602	—		2,098,602	554,207	(177)	4II	—		2,652,632
Cost of revenue	1,667,835	2,088	3H	1,669,923	448,844	41	4GG	—		2,119,907
	—					(177)	4II	—
						1,276	4KK

Gross profit	430,767	(2,088)		428,679	105,363	(1,317)		—		532,725
Selling, general and administrative	242,888	7,661	3H	250,549	55,983	604	4DD	—		326,442
	—	—		—	—	15,147	4EE	—
	—	—		—	—	4,042	4GG	—
						117	4KK
Depreciation and amortization	97,153	—		97,153	1,550	3,576	4AA	—		153,110
	—	—		—	—	50,601	4BB	—		—
						230	4KK
Acquisition-related costs	5,634	—		5,634	—	13,826	4CC	—		19,460
Goodwill impairment	17,804	—		17,804	—	—		—		17,804
Equity in earnings of joint venture	(3,063)	—		(3,063)	—	—		—		(3,063)

Income (loss) from operations	70,351	(9,749)		60,602	47,830	(89,460)		—		18,972
Interest expense, net of capitalized interest	91,609	(74,945)	3G	16,664	216	5,059	4HH	16,939	4LL	38,946
						68	4KK
Interest income	(5,464)	—		(5,464)	(2,698)	—		—		(8,162)
Loss on debt extinguishment	—	12,433	3I	12,433	—	—		—		12,433
Credit agreement amendment fees	7,801	—		7,801	—	—		3,127	4LL	10,928
Other income, net	(473)	—		(473)	(48)	—		—		(521)

Total Other expenses, net	93,473	(62,512)		30,961	(2,530)	5,127		20,066		53,624

Income (loss) before income tax	(23,122)	52,763		29,641	50,360	(94,587)		(20,066)		(34,652)
Income tax expense (benefit)	4,521	(367)	3E	4,154	2,216	(8,354)	4FF	(2,964)	4MM	(4,948)

Net income (loss)	(27,643)	53,130		25,487	48,144	(86,233)		(17,102)		(29,704)
Net income (loss) attributable to noncontrolling interests	912	10,743	3F	11,655	—	(19,587)	4JJ	(8,694)	4NN	(16,626)

Net income (loss) attributable to Legence	(28,555)	42,387		13,832	48,144	(66,646)		(8,408)		(13,078)

Weighted Average Class A Common Shares:
Basic									5	61,063
Diluted									5	61,063
Loss per share
Basic									5	(0.21)
Diluted									5	(0.21)

See accompanying notes to unaudited pro forma condensed combined financial information.

Note 1. Basis of Presentation

The historical condensed consolidated financial statements of Legence and the consolidated financial statements of Bowers have been adjusted in the accompanying Pro Forma Financial Information to reflect adjustments reflecting the accounting for the Transactions.

The unaudited pro forma condensed combined statements of operations and financial position were prepared using the following historical information:

Legence

•	Unaudited condensed consolidated balance sheet from the Form 10-Q filing for the third quarter as of September 30, 2025, filed on November 14, 2025.

•	Unaudited condensed consolidated statement of operations for the nine months ended September 30, 2025, from the Form 10-Q filing for the third quarter filed on November 14, 2025.

•

Audited consolidated statement of operations for the year ended December 31, 2024, of Legence Holdings and subsidiaries from Legence Corp.’s Prospectus filed pursuant to Rule 424(b)(4) filed on September 15, 2025.

Bowers

•	Audited consolidated balance sheet as of September 30, 2025, included elsewhere in this filing.

•	Audited consolidated statement of operations for the year ended September 30, 2025, included elsewhere in this filing.

•	Audited consolidated statement of operations for the year ended September 30, 2024, included elsewhere in this filing.

The unaudited pro forma condensed combined balance sheet is presented as if the adjustments made reflecting the accounting for the Acquisition and related financing were made on September 30, 2025. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025, and the year ended December 31, 2024, are presented as if the adjustments made on the historical balance sheet and the unaudited pro forma condensed combined balance sheet reflect the accounting for the Corporate Reorganization and Offering Transactions and the Acquisition and related financing were made on January 1, 2024.

For the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, Legence reports on a fiscal year ending December 31, while Bowers historically reported on a fiscal year ending September 30. Since the fiscal year-ends differ by not more than one quarter, consistent with Article 11, Legence combined Bowers’s statement of operations for the year-ended September 30, 2024, with Legence’s statement of operations for the year-ended December 31, 2024.

In order to derive the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, Bowers’s results of operations for the period October 1, 2024 through December 31, 2024 have been removed from Bowers’s audited consolidated statement of operations for the year ended September 30, 2025.

Bowers’s revenue for the period from October 1, 2024 through December 31, 2024, was $131.4 million, and its net income for this same period was $9.5 million. During this omitted period, Bowers continued normal operating activities. Management has not identified any unusual or non-recurring transactions for this period that would be necessary to understand the Pro Forma Financial Information. Refer to Note 2.1 below for calculating Bowers’s statement of operations activity for the interim period starting January 1, 2025 through September 30, 2025.

Legence’s historical results for the year ended December 31, 2024, reflect the operations of Legence Holdings, the Company’s subsidiary upon the Corporate Reorganization and Offering Transactions. The interim financial information for the nine months ended September 30, 2025, is derived from Legence Corp.’s Form 10-Q for the period then ended, and reflects the period following the Corporate Reorganization and Offering Transactions. As a result, the historical periods included in the pro forma information incorporate the change in reporting structure from Legence Holdings to Legence Corp. Refer to Note 3 below for additional information.

The audited and unaudited historical consolidated (condensed) financial statements of both Legence and Bowers were prepared in accordance with U.S. GAAP and presented in U.S. dollars.

The Acquisition will be accounted for using the acquisition method of accounting, as prescribed in ASC 805, under U.S. GAAP, which requires an allocation of the purchase price to the assets acquired and liabilities assumed, based on their fair values as of the date of the Acquisition. As of the date of this Form 8-K/A filing, Legence has not yet completed its detailed valuations and other activities necessary to arrive at the required final estimates of the fair value of Bowers’s assets acquired and liabilities assumed, therefore the related allocations of purchase price are preliminary.

The fair value of the consideration transferred to be paid by Legence upon the consummation of the Acquisition was measured using Legence’s Class A Common Stock price on the Acquisition date, as adjusted to reflect the contractual terms of the Acquisition, including lock-up restrictions and other limitations on transfer. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the Pro Forma Financial Information presented herein.

Legence has estimated the fair value of Bowers’s assets and liabilities based on discussions with Bowers’s management, preliminary valuations and information presented in Bowers’s consolidated financial statements. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations would result in adjustments to the unaudited pro forma condensed combined balance sheet and unaudited pro forma condensed combined statements of operations. The final allocation of the consideration transferred may be materially different than that reflected in the pro forma allocation of the consideration transferred presented herein.

The Pro Forma Financial Information should be read in conjunction with the Company’s historical consolidated financial statements and related notes included in its Prospectus filed on September 15, 2025, and its Quarterly Report on Form 10-Q for the period ending September 30, 2025, as well as the historical financial statements of Bowers included elsewhere in this filing pursuant to Rule 3-05 of Regulation S-X.

Note 2. Reclassification and Accounting Policy Alignment Adjustments

These adjustments represent the reclassification adjustments and accounting policy alignment adjustments applied to Bowers’s statement of financial position and combined statement of operations to conform to Legence’s financial statement presentation and significant accounting policies. Bowers’s combined financial statements were mapped to Legence’s financial statement line items, and differences in classification and accounting policies identified through this mapping were recorded as reclassification and policy adjustments.

These adjustments reflect only the preliminary assessment of differences and do not represent a final determination of all reclassification and accounting policy differences that may exist between Legence and Bowers. Legence will continue to perform a comprehensive review of Bowers’s accounting policies following the Acquisition. Upon completion of this review, additional differences may be identified, which, once conformed, could result in further adjustments that may have a material impact on the unaudited pro forma condensed combined financial information. The adjustments are summarized below:

Balance Sheet for the Year Ended 9/30/25

(in thousands)

Legence Presentation	Bowers Presentation	The Bowers Group, Inc. (Historical)	Reclassifications to Conform to Legence’s Presentation		Accounting Policy Adjustments	Notes	The Bowers Group, Inc. (Historical) - Adjusted
ASSETS	ASSETS
Current assets	Current assets
Cash and Cash Equivalents	Cash and Cash Equivalents	56,986	—		—		56,986
	Contract receivables	147,362	(147,362)	2A	—		—
Accounts receivable, net		—	147,362	2A	—		147,362
	Contract assets - costs and estimated earnings in excess of billing on uncompleted contracts	24,304	(24,304)	2B	—		—
	Contract assets - Conditional retention	23,029	(23,029)	2B	—		—
Contract assets, net			47,333	2B	16,353	2AA, 2CC	63,686
	Inventories, at lower of cost (weighted average) or market	2,675	(2,675)	2C	—		—
Prepaid expenses and other current assets	Prepaid expenses	1,110	2,675	2C	—		3,785

Total current assets		255,466	—		16,353		271,819

Property and equipment, net of accumulated depreciation	Property and equipment, net	6,735	—		—		6,735
Operating lease right-of-use assets	Right-of-use assets	17,036	—		—		17,036
	Equipment deposits	640	(640)	2D	—		—
	Tax deposit	4,475	(4,475)	2D	—		—
	Deposits	121	(121)	2D	—		—
	Cash surrender value of officers’ life insurance	797	(797)	2D	—		—
Other assets		—	6,033	2D	—		6,033

Total assets		285,270	—		16,353		301,623

Liabilities and Equity							—
Current Liabilities							—
Accounts payable	Accounts payable	60,820	—		7,429	2CC	68,249
Accrued and other current liabilities	Accrued liabilities	22,684	11,165	2E	—		33,849
	Retentions payable	10,035	(10,035)	2E	—		—
	Contract liabilities - billing in excess of costs and estimated earnings on uncompleted contracts	124,013	(124,013)	2F	—		—
	Contract liabilities - Conditional retentions	(44,270)	44,270	2F	—		—
Contract liabilities		—	79,743	2F	(2,967)	2AA	76,776
Current portion of operating lease liabilities	Current maturities of operating leases liability	3,701			—		3,701
	Income tax payable	1,130	(1,130)	2E	—		—
Current portion of long-term debt	Current portion of long-term debt	—	—		—		—

Total current liabilities		178,113	—		4,462		182,575

Long-term debt, net of current portion		—	—		—		—
Operating lease liabilities, net of current portion	Operating leases liability, less current maturities	13,923	—		—		13,923

Total liabilities		192,036	—		4,462		196,498

Stockholders’ Equity							—
	Voting- 9,100 shares issued and outstanding	9	—		—		9
	Nonvoting- 32,112 shares issued and outstanding	32	—		—		32
Additional paid-in capital	Additional paid-in capital	3,376	—		—		3,376
Accumulated deficit	Retained earnings	89,817	—		11,891	2AA, 2CC	101,708

Total stockholders’ equity		93,234	—		11,891		105,125

Total liabilities and equity		285,270	—		16,353		301,623

Statement of Operations for the Period Ended 9/30/25
(in thousands)

Legence Presentation	Bowers Presentation	The Bowers Group, Inc. (Historical)	Reclassifications to Conform to Legence’s Presentation	Notes	Accounting Policy Adjustments	Notes	The Bowers Group, Inc. (Historical) - Adjusted
Revenue	Earned revenue	635,573			4,947	2BB, 2DD	640,520
Cost of revenue	Cost of earned revenue	518,314			2,043	2DD	520,357

Gross profit	Gross profit	117,259			2,904		120,163
Selling, general and administrative	General and administrative expenses	56,084	(1,311)	2G	35	2DD	54,808
Depreciation and amortization			1,311	2G	—		1,311

Income from operations	Operating income	61,175	—		2,869		64,044
Other expense (income):	Other (income) expense:
Interest income	Interest income	(1,893)			—		(1,893)
Other income, net	Other income	(29)			—		(29)

Income (loss) before income tax	Income before taxes	63,097			2,869		65,966
Income tax expense	Income tax expense	3,950			—		3,950

Net income (loss)	Net income	59,147			2,869		62,016

Statement of Operations for the Period Ended 9/30/24
(in thousands)

Legence Presentation	Bowers Presentation	The Bowers Group, Inc. (Historical)	Reclassifications to Conform to Legence’s Presentation	Notes	Accounting Policy Adjustments	Notes	The Bowers Group, Inc. (Historical) - Adjusted
Revenue	Earned revenue	554,792			(585)	2BB, 2DD	554,207
Cost of revenue	Cost of earned revenue	449,203			(359)	2DD	448,844

Gross profit	Gross profit	105,589			(226)		105,363
Selling, general and administrative	General and administrative expenses	57,529	(1,550)	2G	4	2DD	55,983
Depreciation and amortization			1,550	2G	—		1,550

Income from operations	Operating income	48,060	—		(230)		47,830
Other expense (income):	Other (income) expense:
Interest income	Interest income	(2,698)			—		(2,698)
Interest expense	Interest expense	216			—		216
Other income, net	Other income	(48)			—		(48)

Income (loss) before income tax	Income before taxes	50,590			(230)		50,360
Income tax expense	Income tax expense	2,216			—		2,216
Net income (loss)	Net income	48,374			(230)		48,144

Reclassification Adjustments

The following reclassifications were made to conform The Bowers Group, Inc., to Legence Corp. presentation:

2A. Reclassification to “Accounts receivable, net” from “Contract receivables”

2B. Reclassification to “Contract assets, net” from “Contract assets - costs and estimated earnings in excess of billing on uncompleted contracts” and “Contract assets - Conditional retention”

2C. Reclassification to “Prepaid expenses and other current assets” from “Inventories, at lower of cost (weighted average) or market”

2D. Reclassification to “Other assets” from “Equipment deposits”, “Tax deposit”, “Deposits” and, “Cash surrender value of officers´ life insurance”

2E. Reclassification to “Accrued and other current liabilities” from “Retentions payable” and “Income tax payable”

2F. Reclassification to “Contract liabilities” from “Contract liabilities - billing in excess of costs and estimated earnings on uncompleted contracts” and “Contract liabilities - Conditional retentions”

2G: Reclassification of depreciation expense from “General and administrative expenses” to “Depreciation and amortization”. This adjustment has no impact on total operating income.

Accounting Policy Adjustments

2AA: Represents the pro forma adjustment to align Bowers’s contingency release revenue practice with Legence’s revenue recognition policy. Under Legence’s policy, contingencies are considered during project performance until the point at which there is not a significant risk of revenue reversal, rather than released at project completion.

2BB: Represents the pro forma statement of operations impact of the contingency release adjustment described in 2AA. This entry reflects the increase to revenue and gross margin resulting from applying Legence’s policy to Bowers’s projects.

2CC: Represents the pro forma recognition of project-related costs with Legence’s accrual methodology. This adjustment records the related liability in accounts payable and increases contract assets for the corresponding percentage-of-completion revenue impact, with the net effect reflected in accumulated deficit.

2DD: Represents the pro forma statement of operations impact of recognizing project-related costs with Legence’s accrual methodology. The adjustment increases cost of revenue and general and administrative expenses, with a corresponding increase to revenue for the percentage-of-completion effect, and updates accumulated deficit for the net impact.

Note 2.1. Interim Statement of Operations for Bowers for the Period January 1, 2025 to September 30, 2025

The table below provides the calculation to derive the unaudited pro forma condensed combined statement of operations for Bowers’s for the nine months ended September 30, 2025. The historical results of Bowers’s for the year ended September 30, 2025, have been adjusted to remove the results attributable to operations for the period October 1, 2024 through December 31, 2024. This adjustment is made to present Bowers’s results for the nine-month period ended September 30, 2025, to align with the interim period presented for Legence as shown below (in thousands):

	Year Ended September 2025 Before Reclassification (Audited) [A]	October 2024 - December 2024 Carve Out [B]	January 2025 - September 2025 Post Carve Out [A]-[B]

Earned revenue	766,996	131,423	635,573
Cost of earned revenue	625,574	107,260	518,314

Gross profit	141,422	24,163	117,259
General and administrative expenses	71,052	14,968	56,084

Operating income	70,370	9,195	61,175
Other income (expense)
Interest income	2,474	581	1,893
Interest expense	(7)	(7)	—
Other income	31	2	29

Income before taxes	72,868	9,771	63,097
Income tax expense	4,250	300	3,950

Net income	68,618	9,471	59,147

Note 3. Corporate Reorganization and Offering Transaction Adjustments

Corporate Reorganization and Offering Transaction accounting adjustments include the following adjustments related to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2025 and the year ended December 31, 2024, as follows:

3E: Following the Corporate Reorganization, Legence is subject to U.S. federal income taxes, in addition to state and local taxes. As a result, the unaudited pro forma condensed combined statements of operations reflects an adjustment to taxes assuming the federal rates currently in effect and the highest statutory rates apportioned to each state and local jurisdiction.

3F: As described above as part of the Corporate Reorganization, Legence became the managing member of Legence Holdings. As a result of the Corporate Reorganization and the completion of the IPO, which included the exercise of the underwriter option, the ownership percentage held by Legence and by noncontrolling interests was approximately 56% and 44%, respectively. Net income attributable to NCI represents 44% of net income before income taxes.

3G: Reflects (i) the reduction in interest expense as a result of the repayment of a portion of the outstanding indebtedness under the term loan credit facility primarily from use of IPO proceeds, as if such repayment occurred on January 1, 2024, (ii) a reduction in contractual interest expense reflecting a 25 basis-point decrease in interest rates upon the consummation of the IPO pursuant to the terms of the term loan credit facility, (iii) a reduction in interest expense to reflect the interest rate adjustment pursuant to the leverage ratio pricing grid under the Company’s term loan credit facility, and (iv) a reduction in amortization expense associated with the historical amortization of debt issuance costs. The adjustment to interest expense is presented as follows (in thousands):

	Nine Months Ended September 30, 2025	Year Ended December 31, 2024
Repayment of outstanding indebtedness	45,030	69,530
Interest rate decrease upon consummation of an IPO	1,441	1,208
Interest rate decrease related to leverage ratio pricing grid	2,678	1,208
Reduction of amortization expense related to write-off of debt issuance costs	1,561	2,999

Total decrease to interest expense	50,710	74,945

3H: Reflects stock compensation expense related to restricted stock units and stock option grants. In connection with the IPO, Legence granted 620,390 restricted stock units and 668,570 stock options under the 2025 Omnibus Incentive Plan to certain employees and non-employee directors, including our named executive officers. Each stock option granted will have an exercise price of $28.00. Each IPO Grant to employees will vest in three equal installments on each of the first, second and third anniversaries of the applicable vesting commencement date, subject generally to continued employment through the applicable vesting date. Each IPO Grant to our non-employee directors will consist of restricted stock units and will fully vest on the sooner of the first anniversary of the applicable vesting commencement date or the day immediately preceding the Company’s 2026 annual stockholder meeting, subject generally to continued service through the applicable vesting date. The grant date fair value of the stock options was determined using the Black Scholes valuation model using the following assumptions:

Expected volatility	60%
Expected dividend yield	0%
Expected term (in years)	6.0
Risk-free interest rate	3.7%

3I: The Company prepaid $780.3 million of its term loan debt on September 15, 2025, using IPO proceeds and cash on hand. The adjustment reverses the impact of the loss on debt extinguishment related to previously deferred discounts and debt issuance costs for the period ended September 30, 2025, and reflects the related impact of $12.4 million for the year ended December 31, 2024, calculated as if the indebtedness had been repaid on January 1, 2024.

Note 4. Acquisition and Related Financing Adjustments

The Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805, and other applicable U.S. GAAP, which requires, among other things, that the assets acquired, and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

4A. Bowers Stockholders’ Equity

To adjust Bowers’s historical financial statements to give pro forma effect to events in connection with the Acquisition that include the elimination of Bowers’s historical equity.

4B. Consideration Transferred

The total preliminary estimated consideration transferred is approximately $435.0 million, determined as of January 2, 2026. This amount includes cash consideration of $291.4 million; 2,551,672 shares of Legence Class A Common Stock, with a fair value of $98.6 million based on Legence’s stock price at the Acquisition closing date discounted for lack of marketability; and preliminary fair value of deferred consideration of $44.9 million, payable on December 31, 2026, in cash, Legence Class A Common Stock, or a combination thereof, at Legence’s discretion.

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Bowers based on Bowers’s September 30, 2025 balance sheet, with the excess recorded as goodwill (in thousands).

Cash and cash equivalents	56,986
Accounts receivables, net	147,362
Contract assets, net	63,686
Prepaid expenses and other current assets	3,785
Property and equipment	14,756
Operating lease right-of-use assets	23,236
Intangible assets, net	302,200
Other assets	761
Total assets	612,772
Current liabilities:
Accounts payable	68,249
Accrued compensation and benefits	14,433
Accrued and other current liabilities	33,849
Contract liabilities	76,776
Current portion of operating lease liabilities	4,553
Current portion of long-term debt	824
Long-term debt, net of current portion	1,077
Operating lease liabilities, net of current portion	15,683
Deferred tax liabilities, net	—
Total Liabilities	215,444
Net assets acquired (a)	397,328
Estimated purchase consideration (b)	434,987

Estimated goodwill (b) - (a)	37,659

The preliminary purchase accounting adjustments are based on management’s preliminary estimates and assumptions, including limited valuation procedures and available information as of the date of preparation of the Pro Forma Financial Information, to allocate the consideration transferred to the identifiable assets acquired and liabilities assumed, including intangible assets, and real and personal property. The final allocation of the consideration transferred will be completed after the Company finalizes its detailed valuations during the measurement period, which will not exceed one year from the acquisition date. As a result, the final allocation may differ materially from the preliminary amounts presented herein, and such differences could result in changes to the amounts assigned to goodwill and could have a material impact on future depreciation and amortization expense in the combined company’s results of operations.

4C. Property, Plant and Equipment, Net

The adjustment to property, plant and equipment, net reflects the preliminary fair value of the acquired assets as of September 30, 2025, resulting in a $6.1 million increase as follows (in thousands):

	Carrying Value as of September 30, 2025	Step-up	Fair Value
Auto and trucks	2,442	2,124	4,566
Leasehold improvements	751	2,190	2,941
Equipment and tools	3,542	1,447	4,989
Office furniture and other	—	359	359

Total property and equipment acquired	6,735	6,120	12,855

In addition to the $12.9 million shown in the table above, the Company recognized $1.9 million in finance lease assets related to the acquisition, which is included in Note 4K.

The fair value of the personal property assets was estimated using a combination of the cost and market approaches. The cost approach is based on the premise that a prudent investor would pay no more for an asset than its replacement or reproduction cost. The Company utilized historical cost from the fixed asset subledger to estimate the reproduction cost new, and for physical deterioration and other forms of obsolescence. The market approach estimated value based on observable market transactions for comparable assets; accordingly, market data from reputable, third-party sources was analyzed for similar vehicles to support the fair value conclusions.

4D. Intangible Assets

Reflects the preliminary estimated fair value amounts attributed to the identifiable intangible assets acquired in the Acquisition, as shown in the table below (in thousands, except estimated useful lives):

	Estimated Useful Life (in Years)	Preliminary Estimated Fair Value	Amortization Expense for the Nine Months Ended September 30, 2025	Amortization Expense for the Year Ended December 31, 2024
Customer relationships	11	200,100	13,643	18,191
Trade names	10	46,600	3,495	4,660
Backlog	2	55,500	20,813	27,750

Identifiable intangible assets		302,200	37,951	50,601

The fair values of the customer relationships and backlog intangible assets were determined by using an income approach, specifically a multi-period excess earnings method (“MPEEM”), which is a commonly accepted valuation approach. Under this approach, the net earnings attributable to the asset being measured are isolated using the discounted projected net cash flows. These projected cash flows are isolated from the projected cash flows of the combined asset group over the remaining economic life of the intangible asset being measured. Both the amount and the duration of the cash flows are considered from a market participant perspective. Where appropriate, the net cash flows were adjusted to reflect the attrition of existing customers in the future. The fair value of the trade names intangible assets were determined using an income approach, or discounted cash flow method. The remaining useful life of the acquired intangible assets was estimated based on the period over which substantially all the undiscounted cash flows are expected to be realized.

4E. Favorable Leases

The favorable lease adjustment of $3.0 million represents the preliminary fair value assigned to below-market lease arrangements assumed in the Acquisition. The fair value of the below-market lease component is calculated using a discounted cash flow method under the income approach, which is a commonly accepted valuation approach. Under this approach, the difference between the contract rent and market rent is projected over the remaining lease terms, including relevant options, and discounted back to present value utilizing a market-based discount rate. The adjustment is recorded as an increase to right-of-use (“ROU”) assets and will be amortized over the remaining non-cancelable lease terms.

4F. Buyer’s Transaction Expenses

Legence incurred direct, incremental estimated transaction costs of $5.1 million related to the Acquisition, consisting of advisory, legal, accounting and other professional fees. The Company recognized $0.3 million of these costs in the unaudited condensed combined statement of operations for the nine months ended September 30, 2025. The $5.1 million is presented as a reduction in cash with $0.3 million relieved from accounts payable and the remaining $4.8 million presented as a reduction in retained earnings. The transaction costs related to the Acquisition are nonrecurring and will not have a continuing impact on the Company’s results of operations.

4G. Assets Outside of Acquisition Perimeter

This adjustment relates to elimination of prepaid taxes of $4.5 million and cash surrender value of life insurance of $0.8 million, which were not acquired in the Acquisition.

4H. Seller Transaction Bonus

The Sellers had certain agreements in place that resulted in a $14.4 million transaction bonus liability to Bowers’s employees assumed by Legence upon closing of the Acquisition. In addition, Sellers executed other employee agreements prior to the Acquisition which result in a $9.0 million liability that will be expensed by Legence.

4I. Noncontrolling Interest Impact of Transaction Accounting Adjustments and Related Financing

The Company reports a noncontrolling interest on the portion of net assets not attributable to Legence stockholders. This adjustment reflects the estimated change to the allocation between noncontrolling interest and Legence stockholders including (i) the rebalancing of legacy equity between Legence stockholders and NCI holders due to the issuance of additional shares as purchase consideration for the Acquisition and (ii) the allocation of NCI related to the net assets acquired in the Bowers acquisition, as though the Acquisition occurred on September 30, 2025.

4J. Recognition of Lease Remeasurement

Represents the pro forma adjustment to recognize the remeasurement of the acquired lease-related balances, including ROU assets and corresponding lease liabilities, at Legence’s incremental borrowing rate.

4K. Recording Financing Leases

Represents the pro forma adjustment to recognize finance lease obligations, in accordance with Legence’s lease accounting policies.

4L. Debt Financing

Legence Holdings entered into Amendment No. 12 to its existing credit agreement with Jefferies Finance LLC as the administrative agent for a group of lenders, pursuant to which the lenders provided a $200.0 million incremental term loan to fund a portion of the cash consideration for the Bowers acquisition and pay transaction expenses. The incremental term loan accrues interest at Term Secured Overnight Financing Rate (“SOFR”) plus 2.25% with a SOFR floor of 0.75% and share the same collateral, guarantees and maturity structure as the existing term loan. In connection with the amendment, the Company paid $4.1 million in fees, of which $1.0 million is recognized as deferred financing fees in the unaudited pro forma condensed combined balance sheet and $3.1 million is recognized as credit agreement amendment fees in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The following adjustments have been reflected in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2024, and the nine months ended September 30, 2025, to present adjustments depicting the accounting for Acquisition and related financing in the unaudited pro forma condensed combined balance sheet assuming those adjustments were made on January 1, 2024.

4AA. Depreciation of Property and Equipment

This adjustment reflects the additional depreciation expense resulting from the preliminary fair value step up of acquired property and equipment. The incremental depreciation is calculated based on the preliminary fair values (Note 4C) and remaining useful lives of the assets acquired as shown below (in thousands, except estimated useful lives):

	Estimated Remaining Useful Life (in Years)	Depreciation Expense for the Nine Months Ended September 30, 2025	Depreciation Expense for the Year Ended December 31, 2024
Autos and trucks	2-5	1,282	2,190
Leasehold improvements	1-6	542	771
Equipment and tools	2-5	1,214	2,037
Office furniture and other	2-5	74	128
Total depreciation expense		3,112	5,126
Less: Historical depreciation expense		1,311	1,550

Pro forma adjustment to depreciation expense		1,801	3,576

4BB. Amortization of Intangible Assets

This adjustment represents the straight-line amortization of preliminary fair values of identifiable intangible assets acquired, based on the estimated useful lives, as noted in Note 4D above.

4CC. Buyer’s Transaction Cost

The unaudited pro forma condensed combined statement of operations has been adjusted to reflect estimated transaction costs that Legence expects to incur in connection with the Acquisition, assuming the adjustment reflecting that accounting for such costs were made on January 1, 2024, for purposes of presenting the pro forma results for the year ended December 31, 2024. These adjustments include transaction-related compensation costs, a portion of which was expensed as incurred rather than capitalized as part of the acquisition accounting.

4DD. Amortization of Favorable Lease Adjustments

Represents the pro forma amortization of the favorable lease adjustment recognized in connection with the Acquisition. The favorable lease amount is amortized on a straight-line basis over the remaining lease term, resulting in a reduction to operating income in the pro forma statement of operations.

4EE. Recognition of Retention Bonus as Compensation Expense

The unaudited pro forma condensed combined statement of operations has been adjusted to reflect adjustment depicting the accounting for the estimated retention bonus expense that Legence expects to incur in connection with the Acquisition for certain key Bowers employees, payable on the first, second, and third anniversaries of the Acquisition. These adjustments reflect the recognition of the estimated retention bonus expense for the periods presented in accordance with ASC 710.

4FF. Income Tax Impact of Adjustments

This adjustment reflects the accounting for the estimated tax effects of the pro forma adjustments noted above, calculated using the combined company’s estimated statutory tax rates for each period. The impact has been determined using an estimated blended tax rate of 26.06% and 25.94% for the year ended December 31, 2024 and the nine months ended September 30, 2025, respectively.

4GG. Share Based Payment

This adjustment represents the inclusion of stock-based compensation expense for the 284,081 restricted stock units issued in connection with the Acquisition to certain Bowers employees. The fair value of the restricted stock units granted is based on the Legence stock price of $43.04. A portion of these restricted stock units will vest in three equal installments on each of the first, second and third anniversaries of the applicable vesting commencement date, subject generally to continued employment through the applicable vesting date. The remaining restricted stock units will fully vest on the third anniversary of the Acquisition, subject generally to continued service through the applicable vesting date.

4HH. Accretion of Deferred Consideration

Represents the pro forma recognition of deferred consideration associated with the Acquisition, measured by applying a probability-weighted assessment of the settlement alternatives (stock or cash) and discounting the expected payment to present value using the appropriate discount period of one year and present value factor at 5.7%.

4II. Intercompany Elimination

This adjustment represents the intercompany elimination between revenue and cost of revenue for intercompany activity between Bowers and Legence during the periods presented.

4JJ. Noncontrolling Interests on Transaction-Related Adjustments

Represents the pro forma impact of NCI on transaction-related adjustments, consistent with the post-Corporate Reorganization ownership structure disclosed in the Company’s Form 10-Q for the period ended September 30, 2025. After giving effect to the shares issued as consideration for the Bowers acquisition, Legence Corp. owns approximately 57% of Legence Holdings, while NCI holders retain the remaining 43%. Accordingly, the portion of the Bowers’s historical net income and the related pro forma adjustments attributable to Legence Holdings is allocated to NCI based on the NCI holders’ ownership percentage.

4KK. Remeasurement of Leases

Represents the pro forma statement of operations adjustment to reflect the resulting lease related expenses, primarily straight-line lease expense for operating leases and amortization of the ROU asset and interest expense on the lease liability for finance leases, assuming the lease reinstatement and related expense recognition commenced at the beginning of the period presented, consistent with Article 11 and ASC 805.

4LL. Interest Expense and Amortization of Debt Financing Costs on New Debt

This adjustment reflects the estimated incremental interest expense and amortization of debt issuance costs related to new financing Legence obtained in connection with the Acquisition, as noted in Note 4L above. These adjustments represent recurring effects of the new capital structure and are therefore included in both pro forma periods presented. The effect on unaudited pro forma net income of a 0.125% change in interest rates on the acquisition related financing would be $0.2 million and $0.3 million, for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively.

4MM. Income Tax Impact on Interest and Amortization of New Debt

This adjustment reflects the estimated income tax effects of the interest expense and amortization of debt issuance costs recorded in Adjustment 4LL, based on the applicable estimated statutory tax rate. The tax impact is included for both pro forma periods presented.

4NN. Noncontrolling Interests on Finance-Related Adjustments

Reflects the allocation of financing-related pro forma adjustments between Legence Corp. and the NCI holders, consistent with the post-Corporate Reorganization ownership structure disclosed in the Company’s Form 10-Q for the period ended September 30, 2025 and shares issued as consideration for the Bowers acquisition.

Note 5. Earnings Per Share

Basic pro forma earnings per share is calculated using net income (loss) attributable to Legence divided by the weighted-average number of shares of Class A Common Stock outstanding during the period, including shares issued as consideration transferred for the Acquisition. Diluted pro forma earnings per share is calculated using net income (loss) attributable to Legence divided by the weighted-average number of shares of Class A Common Stock outstanding during the period, including shares issued as consideration transferred for the Acquisition, adjusted to give effect to potentially dilutive securities. The table below presents the computation of pro forma basic and dilutive earnings per share for Legence (in thousands, except per share amounts):

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Numerator:
Net income (loss)	36,442	(29,704)
Less: Net income (loss) attributable to noncontrolling interests	18,053	(16,626)

Net income (loss) attributable to Legence (basic)	18,389	(13,078)

Net income effect of dilutive securities:
Stock options	12	—
RSUs	32	—
Assumed conversion of noncontrolling interests to shares of Class A Common Stock	—	—

Net income (loss) attributable to Legence (diluted)	18,433	(13,078)

Denominator:
Historical Weighted-average Class A Common Stock outstanding	61,352	58,511
Class A Common Stock of Legence Corp. as consideration transferred	—	2,552
Deferred consideration related to the Acquisition(1)	1,164	—

Total Weighted-average Class A Common Stock outstanding (basic)	62,516	61,063

Incremental common shares attributable to dilutive instruments:
Stock options	94	—
RSUs	245	—
Assumed conversion of noncontrolling interests to shares of Class A Common Stock	—	—

Total Weighted-average Class A Common Stock outstanding (diluted)	62,855	61,063

Earnings per share:
Basic	0.29	(0.21)
Diluted	0.29	(0.21)

(1)

Deferred consideration payable one year following the closing of the Acquisition, to be settled in cash, shares, or a combination at the Company’s election. For the period ended September 30, 2025, the instrument is included in the basic earnings per share denominator assuming settlement in shares at the beginning of the period.

The following securities were not included in the computation of diluted earnings per share for the year ended December 31, 2024, as there is net loss attributable to Legence, and to do so would be anti-dilutive (in thousands):

	For the Nine Months Ended September 30, 2025	For the Year Ended December 31, 2024
Effect of stock options	—	669
Effect of RSUs	—	904
Assumed conversion of noncontrolling interests to shares of Class A Common Stock	46,681	46,681
Deferred consideration related to the Acquisition	—	1,164